UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2006
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Chesapeake Corporation has determined that it will not proceed at this time with the proposed credit agreement refinancing discussed in the company's earnings conference call on August 3, 2006. The proposed refinancing would have replaced the current $250 million revolving credit facility with a $125-$150 million revolving credit facility and a $250 million term loan. Based on market conditions and negotiations with proposed lenders, the company has concluded that the terms and conditions of the proposed refinancing do not justify proceeding with the refinancing at this time. The company expects that its current $250 million credit facility, which expires in February 2009, will provide adequate debt capacity for the company for the foreseeable future, including financing the possible redemption of a portion of the company's 10 3/8% sterling subordinated debt. The company will continue to monitor market conditions and to evaluate attractive opportunities for refinancing its revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: September 12, 2006	BY:	/s/ J. P. Causey, Jr. _______
J. P. Causey, Jr.
Executive Vice President,
Secretary & General Counsel